UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 29, 2011

PRIVATEBANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

____________________________

Delaware	001-34066	36-3681151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
120 S. LaSalle Chicago, Illinois		60603 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (312) 564-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ATTANGEMENTS OF CERTAIN OFFICERS

On December 29, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of PrivateBancorp, Inc. (the “Company”) approved changes to the vesting schedules of certain equity awards previously made to Kevin Killips, Chief Financial Officer, and Bruce Lubin, President, Illinois Commercial Banking, to ensure that the vesting of such awards would comply with restrictions on incentive compensation applicable to certain of the most highly compensated employees of companies that received funding under the Capital Purchase Program of the federal Troubled Asset Relief Program (“TARP”).    Among other requirements, the TARP rules generally prohibit the Company from paying or accruing incentive bonuses (except for TARP-compliant restricted stock) to its five most highly compensated employees as calculated for purposes of the TARP rules (“MHCEs”).  While neither of these two executives was considered an MCHE when the equity awards were made in early 2011, the reported changes are being made because the Company currently anticipates that it is likely they will be among the MCHEs for 2012.

For Mr. Lubin, the amended awards include a total of 17,165 shares of restricted stock and options to purchase, at $14.99 per share, 23,103 shares of the Company’s common stock which he was awarded as part of the Company’s 2010 annual incentive bonus program and the 2011 long-term incentive program. For Mr. Killips, the amended awards include 11,341 shares of restricted stock and options to purchase, at $14.99 per share, 24,547 shares of the Company’s common stock which he was awarded under the 2011 long-term incentive program.  These options and restricted shares were scheduled to vest in three equal annual installments beginning on the first anniversary of their respective grant dates.

In approving the amended vesting schedules, the Committee took into account, among other things, the contribution of Messrs. Killips and Lubin to the Company during 2011 and its desire to continue to align their interests with shareholder interests by retaining the intended incentivizing purpose of these options and restricted shares. The amendments provide for (1) acceleration of the vesting dates of the options so that they vested 100% on December 29, 2011 and (2) restructuring of the restricted stock to be TARP-compliant by pushing back the first vesting tranche of the restricted shares so that they will vest two-thirds on the second anniversary of their respective 2011 grant dates and one-third on the third anniversary.  These actions will not create additional expense for financial statement purposes related to the previous awards, although the expense recognition related to the option awards will be accelerated and included in 2011 results.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2011	PRIVATEBANCORP, INC.
By: /s/ Kevin Killips
Kevin Killips
Chief Financial Officer